WPS RESOURCES CORPORATION                                           EXHIBIT D


                        SALES OF ELECTRIC ENERGY AND GAS

                               Calendar Year 1997


                                                     Upper         Wisconsin
                                 Wisconsin         Peninsula         River
                               Public Service        Power           Power
                                Corporation         Company         Company
                               --------------      ---------       ---------
(a) Electric energy
      sold (at retail or
      wholesale) (kWh)         11,259,327,422     845,377,000     217,752,000

      Intercompany                  None             None          72,584,000*
      Other                    11,259,327,422     845,377,000     145,168,000*

      Gas distributed at
      retail (MCF)                 38,708,718**      None            None

      Intercompany                  None             None            None
      Other                        38,708,718**      None            None

(b) Electric energy
      distributed at retail
      outside state of
      organization (kWh)          363,620,074        None            None

    Gas distributed at
      retail outside state
      of organization (MCF)           804,668**      None            None

(c) Electric energy sold at
      wholesale outside state
      of organization or at
      state line (kWh)             11,001,920        None            None

    Gas sold at wholesale
      outside state of
      organization or at
      state line (MCF)              None             None            None

(d) Electric energy purchased
      outside state of
      organization or at
      state line (kWh)              None#            None            None

    Gas purchased outside
      state of organization
      or at state line (MCF)       38,708,718        None            None

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WPS RESOURCES CORPORATION                                          EXHIBIT D
                                                                  (CONTINUED)




 * Quantities shown represent actual deliveries. By contract, each of the three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

** "Gas distributed at retail" and "Gas distributed at retail outside state of organization" include 12,449,830 MCF and 195,913 MCF, respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of a year) under the Wisconsin Public Service Corporation's retail rates. Industrial usage is indeterminable.

# Receipts of 93,073 kWh of interchange energy were offset by deliveries of 98 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation's sales shown above.

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